Exhibit C

Letter of Transmittal

Regarding Shares in

Morgan Stanley Private Markets and Alternatives Fund-Balanced

Tendered Pursuant to the Offer to Purchase
Dated November 13, 2026

This Letter of Transmittal Must Be
Received by Morgan Stanley Private Markets and Alternatives Fund-Balanced
by December 14, 2026.

The Offer and Withdrawal Rights Will Expire
at 4:00pm, Eastern time, on
December 14, 2026, Unless the Offer Is Extended.

●	Shareholders that are Morgan Stanley Wealth Management clients (“Morgan Stanley Wealth Management Shareholders”) should reach out to their Financial Advisor/Private Wealth Advisor to complete the electronic form of the Letter of Transmittal.

●	Morgan Stanley Wealth Management Shareholders should submit such completed electronic form to their Financial Advisor/Private Wealth Advisor in advance of 4:00pm Eastern Time on the Notice Date to allow for additional processing time.

●	Morgan Stanley Wealth Management Shareholders should ensure that they submit to their Financial Advisors/Private Wealth Advisor such completed Letter of Transmittal forms to their Order Entry System so that it is received before 4:00pm, Eastern time, on the Notice Date.

SHAREHOLDERS THAT ARE NOT MORGAN STANLEY WEALTH MANAGEMENT SHAREHOLDERS SHOULD FAX OR MAIL A LETTER OF TRANSMITTAL DIRECTLY TO THE FUND.

Shareholders that are not Morgan Stanley Wealth Management
Shareholders should complete this Letter of Transmittal and Deliver to
Morgan Stanley Private Markets and Alternatives Fund-Balanced.

Please note: IRA and retirement account transaction requests must be signed by the investor and the Custodian.

The Transfer Agent must receive the completed Letter of Transmittal before 4:00pm, Eastern time, on December 14, 2026.

Overnight Delivery:	Regular Mail:	Fax:
Morgan Stanley Private Markets and Alternatives Fund - Balanced	Morgan Stanley Private Markets and Alternatives Fund - Balanced	Morgan Stanley Private Markets and Alternatives Fund - Balanced
225 Pictoria Dr	PO Box 46707	402-963-9094
Suite 450	Cincinnati, OH 45246
Cincinnati, OH 45246

For additional information please call 877-562-1686

Ladies and Gentlemen:

The undersigned hereby tenders to Morgan Stanley Private Markets and Alternatives Fund-Balanced, a closed-end, non-diversified, management investment company organized under the laws of the State of Delaware (the “Fund”), the shares of beneficial interest in the Fund (the “Shares”) held by the undersigned, described and specified below, on the terms and conditions set out in the offer to purchase, dated November 13, 2026 (the “Offer to Purchase”), receipt of which is hereby acknowledged, and in this Letter of Transmittal. The Offer to Purchase and this Letter of Transmittal are subject to all the terms and conditions set out in the Offer to Purchase, including without limitation the absolute right of the Fund to reject any and all tenders determined by it, in its sole discretion, not to be in the appropriate form.

The undersigned hereby sells to the Fund the Shares tendered pursuant to this Letter of Transmittal. The undersigned warrants that it has full authority to sell the Shares tendered hereby and that the Fund will acquire good title to the Shares, free and clear of all liens, charges, encumbrances, conditional sales agreements, or other obligations relating to this sale, and not subject to any adverse claim, when, and to the extent that, the Shares are purchased by the Fund. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer to Purchase.

The undersigned recognizes that, under certain circumstances set out in the Offer to Purchase, the Fund may not be required to purchase the Shares tendered hereby. The undersigned recognizes that, if the Offer to Purchase is oversubscribed, not all of the undersigned’s Shares will be purchased.

All authority conferred, or agreed to be conferred, in this Letter of Transmittal will survive the death or incapacity of the undersigned, and the obligation of the undersigned hereunder will be binding on the heirs, personal representatives, successors, and assigns of the undersigned. Except as stated in Section 6 of the Offer to Purchase, this tender is irrevocable.

If you hold your Shares of the Fund through a retirement account, please contact your representative or agent for assistance in completing the transaction documents.

Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”) clients that are Shareholders (“Morgan Stanley Wealth Management Shareholders”):

●	Morgan Stanley Wealth Management Shareholders should reach out to their Financial Advisor/Private Wealth Advisor to complete the electronic form of the Letter of Transmittal.

●	Morgan Stanley Wealth Management Shareholders should submit such completed electronic form to their Financial Advisor/Private Wealth Advisor in advance of 4:00pm Eastern Time on the Notice Date to allow additional processing time.

●	Morgan Stanley Wealth Management Shareholders should ensure that they submit to their Financial Advisor/Private Wealth Advisor such completed Letter of Transmittal forms to their Order Entry System so that it is received before 4:00pm, Eastern time, on the Notice Date (as defined in the Offer to Purchase).

MORGAN STANLEY WEALTH MANAGEMENT SHAREHOLDERS SHOULD NOT FAX OR MAIL A LETTER OF TRANSMITTAL DIRECTLY TO THE FUND.

Shareholders that are not Morgan Stanley Wealth Management Shareholders:

Shareholders should complete, sign, and either (i) mail (via certified mail, return receipt requested) or (ii) otherwise deliver the completed Letter of Transmittal to the Fund at either of the following addresses:

Overnight Delivery:	Regular Mail:
Morgan Stanley Private Markets	Morgan Stanley Private Markets
and Alternatives Fund-Balanced	and Alternatives Fund-Balanced
225 Pictoria Dr.	PO Box 46707
Suite 450	Cincinnati, OH 45246
Cincinnati, OH 45246

or (iii) fax it to the Fund at 402-963-9094, so that it is received before 4:00pm, Eastern time, on the Notice Date.

LETTER OF TRANSMITTAL

PART 1.	NAME, ADDRESS, AND OTHER CONTACT INFORMATION:

Name of Shareholder:

SSN/TIN:

Telephone Number:

Account Number:

PART 2.	AMOUNT OF SHARES OF BENEFICIAL INTEREST BEING TENDERED:

☐	All of the undersigned’s Shares.

☐	That amount of the undersigned’s Shares having the following dollar value:

Class A Shares $_____________________ Class I Shares $_____________________

Note: Shareholders desiring to tender Shares for purchase by the Fund should keep in mind that the Fund reserves the right to repurchase all of a Shareholder’s Shares at any time if the aggregate value of such Shareholder’s Shares is, at the time of such compulsory repurchase, less than the minimum initial investment applicable for the Fund. This right of the Fund to repurchase Shares compulsorily may be a factor which Shareholders may wish to consider when determining the extent of any tender for purchase by the Fund.

☐	That amount of the undersigned’s Shares whose value is in excess of the minimum initial investment applicable for the Fund.

PART 3.	WIRE INSTRUCTIONS (IRA or retirement account proceeds will be sent to the Custodian)

Bank Name

ABA Number

Name on Bank Account*

Bank Account Number

FFC (if applicable)

*	For anti-money laundering and account security purposes, the name on the bank account must match the Morgan Stanley Private Markets and Alternatives Fund-Balanced account registration.

PLEASE BE SURE TO COMPLETE BOTH SIDES OF THIS FORM.

PART 4.	SIGNATURE(S):

Shareholder Signature

Name of Shareholder:
Signature:		Month	Day	Year
(Signature of Authorized Signatory)

(Title/Capacity of Authorized Signatory, if entity shareholder)
(If two signatures are required, both must sign)
Signature:		Month	Day	Year
(Signature of Authorized Signatory)

(Title/Capacity of Authorized Signatory, if entity shareholder)

Custodian Signature (for custodial IRA and retirement plan accounts only)

Name of Custodian:
Signature:		Month	Day	Year
(Signature of Authorized Signatory)

(Title/Capacity of Authorized Signatory)

Medallion Signature Guarantee

Overnight Delivery:	Regular Mail:	Fax:
Morgan Stanley Private Markets and Alternatives Fund-Balanced	Morgan Stanley Private Markets and Alternatives Fund-Balanced	Morgan Stanley Private Markets and Alternatives Fund-Balanced
225 Pictoria Dr	PO Box 46707	402-963-9094
Suite 450	Cincinnati, OH 45246
Cincinnati, OH 45246

For additional information please call 877-562-1686

Please note: IRA and retirement account transaction requests must be signed by the shareholder and the Custodian.

The Transfer Agent must receive the completed Letter of Transmittal, signed by all account owners, including the Custodian (if applicable) by the deadline stated in Exhibit C.